UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

31
Date of Report (Date of Earliest Event Reported):	August 12, 2019

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 Seaport Ct, Suite 102, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BVSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 2.02 Results of Operations and Financial Condition.

On August 15, 2019, BroadVision Inc. (the “Company”) reported its results for the second quarter ended June 30, 2019. A copy of the press release issued by the Company on August 15, 2019 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2019, the Audit Committee of the Company’s Board of Directors, after consulting with management and discussing with the Company’s independent registered public accounting firm, OUM & CO. LLP (“OUM”), concluded that it is necessary to amend and restate the Company’s previously filed unaudited interim financial statements in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

In connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, management discussed with OUM that the Company had: (a) incorrectly recorded intangible assets and a non-cash gain on the transfer of intellectual property related to the establishment of Vmoso, Inc.’s business, a variable interest entity controlled by and consolidated with the Company for purposes of the Company’s condensed consolidated financial statements; and (b) had not properly allocated net losses and stockholders’ equity to the non-controlling interest of Vmoso, Inc. Accordingly, the Company’s previously filed unaudited interim condensed consolidated financial statements for the quarter ended March 31, 2019 should no longer be relied upon. Further, the Company’s disclosures related to such financial statements and related communication issued by or on behalf of the Company with respect to the quarter ended March 31, 2019, including management’s assessment of internal control over financial reporting as of March 31, 2019, should no longer be relied upon.

The net impact to the Company’s first quarter 2019 financial results (discussed in more detail below), as compared to the results reported in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2019, from the correction of these errors is:

•	Total assets will be approximately $745,000 lower;
•	Net loss will be approximately $745,000 higher;
•	Total stockholders’ equity will be approximately $745,000 lower;
•	Net loss and stockholders’ equity attributed to BroadVision will be approximately $891,000 higher;
•	Basic and diluted net loss per share attributed to BroadVision will be approximately $0.18 higher; and
•	Net loss and stockholders’ equity attributed to non-controlling interest will be approximately $146,000 lower.

In accounting for the transfer of intellectual property and other assets to Vmoso, Inc., management incorrectly accounted for the transaction as an asset acquisition rather than as a common control transaction. As a result, the Company overstated total assets as of March 31, 2019 and understated net losses by $745,000 due to a non-cash gain on transfer of intellectual property inappropriately recorded to other income, net for the three months ended March 31, 2019. The analysis utilized in determining the accounting for transactions involving partially common ownership and common control require significant expertise.

Separately, the Company inappropriately allocated net loss and stockholders’ equity between non-controlling interests based upon the number of shares held by controlling and non-controlling interests rather than the proportionate fair value of such equity interests. Accordingly, the non-controlling interests of Vmoso, Inc. were not accurately reported in the Company’s consolidated financial statements as of and for the three months ended March 31, 2019 included in the Company’s previously filed Form 10-Q for the quarter ended March 31, 2019.

As a result of the errors described above, the Company has determined that a material weakness in its internal control over financial reporting existed as of March 31, 2019. To address the identified material weakness, the Company hired additional outside consultants to supplement management in the evaluation of technical accounting matters, including but not limited to consolidation matters. The Company implemented this added level of technical accounting support as an ongoing practice beginning with preparation of the condensed consolidated financial statements for the second quarter of 2019.

The Company has completed the restatement of the affected financial statements and revised certain related information, including the discussion of its internal controls and procedures, and is filing on the date hereof the restated financial statements and related information in an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Effect of Restatement Adjustments

The following tables present the Company's condensed consolidated balance sheet as previously reported, restatement adjustments and the condensed consolidated balance sheet as restated as of March 31, 2019 (in thousands except per share data):

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (Unaudited)
	As Previously Reported	Adjustments		As Restated

ASSETS
Current assets:
Cash and cash equivalents (amounts related to VIE of $3,005 and $0 as of	$5,671	$-		$5,671
June 30, 2019 and December 31, 2018, respectively)
Accounts receivable, net of reserves of $120 and $193 as of March 31, 2019		-		-
and December 31, 2018, respectively	525	-		525
Prepaids and other	699	-		699
Total current assets	6,895	-		6,895
Property and equipment, net	14	-		14
Operating lease right-of-use assets	100	-		100
Intangible assets	745	(745)	(A)	-
Other assets	94	-		94
Total assets	$7,848	$(745)		$7,103
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$537	$-		$537
Accrued expenses	807	-		807
Operating lease liabilities – current	80	-		80
Unearned revenue	804	-		804
Deferred maintenance	600	-		600
Total current liabilities	2,828	-		2,828
Other non-current liabilities	622	1		623
Total liabilities	3,450	1		3,451
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value; 1,000 shares authorized;
none issued and outstanding
Common stock, $0.0001 par value; 11,200 shares authorized; 5,059 and 5,057 shares	-	-		-
issued and outstanding as of March 31, 2019 and December 31, 2018, respectively
Additional paid-in capital	1,271,969	-		1,271,969
Accumulated other comprehensive loss	(1,339)	-		(1,339)
Accumulated deficit	(1,268,511)	(891)		(1,269,402)
Total stockholders’ equity before noncontrolling interest	2,119	(891)		1,228
Noncontrolling interest	2,279	147		2,426
Total stockholders’ equity	4,398	(744)		3,654
Total liabilities and stockholders’ equity	$7,848	$(745)		$7,103

(A)

The Company should not have recorded an intangible asset in VMSO and should not have recognized the $745,000 non-cash gain, as the transaction should have been accounted for as a common control transaction (see the details above under Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review).

The following tables present the Company's condensed consolidated statement of comprehensive loss as previously reported, restatement adjustments and the condensed consolidated statement of comprehensive loss as restated for the three months ended March 31, 2019 (in thousands except per share data):

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended March 31, 2019 (Unaudited)
	As Previously Reported	Adjustments		As Restated

Revenues:
Software licenses	$573	$-		$573
Services	495	-		495
Total revenues	1,068	-		1,068
Cost of revenues:
Cost of software revenues	1	-		1
Cost of services	272	-		272
Total cost of revenues	273	-		273
Gross profit	795	-		795
Operating expenses:
Research and development	661	-		661
Sales and marketing	302	-		302
General and administrative	610	-		610
Total operating expenses	1,573	-		1,573
Operating loss	(778)	-		(778)
Interest income, net	10	-		10
Other income (expense), net	653	(744)	(A)	(91)
Loss before income taxes	(115)	(744)		(859)
Income tax expense	(4)	-		(4)
Net loss	(119)	(744)		(863)
Net loss attributable to noncontrolling interest	(721)	147	(B)	(574)
Net income (loss) attributable to BroadVision	$602	$(891)		$(289)

Basic and diluted net income (loss) per share attributable to BroadVision	$0.12	$(0.18)		$(0.06)
Shares used in computing:
Weighted average shares, basic	5,002			5,002
Weighted average shares, diluted	5,018			5,002

Other comprehensive (loss) gain, net of tax:
Foreign currency translation adjustment	96	-		96
Comprehensive income (loss)	698	(891)		(193)
Less: comprehensive income attributable to noncontrolling interest	-	-		-
Comprehensive income (loss) attributable to BroadVision	$698	$(891)		$(193)

(A)

The Company should not have recorded an intangible asset in VMSO and should not have recognized the $745,000 non-cash gain, as the transaction should have been accounted for as a common control transaction (see the details above under Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review).

(B)

The Company incorrectly calculated the ownership interest of the non-controlling shareholder of VMSO and the allocation of net loss and basic and diluted net loss per share to the non-controlling interest (see the details above under Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review).

The following tables present the Company's condensed consolidated statement of stockholders’ equity as previously reported, restatement adjustments and the statement of stockholders’ equity as restated as of March 31, 2019 (in thousands):

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
			Additional	Accumulated Other				Total
			Paid-in	Comprehensive	Accumulated		Noncontrolling	Stockholders'
As Previously Reported	Shares	Amount	Capital	Loss	Deficit	Total	Interest	Equity
Balances as of December 31, 2018	5,057	$-	$1,271,949	$(1,435)	$(1,269,113)	$1,401	$-	$1,401
Contribution from noncontrolling interest	-	-	-	-	-	-	3,000	3,000
Net loss	-	-	-	-	602	602	(721)	(119)
Other comprehensive income	-	-	-	96	-	96	-	96
Stock-based compensation	-	-	18	-	-	18	-	18
Issuance of common stock under employee stock purchase plan	2	-	2	-	-	2	-	2
Balances as of March 31, 2019	5,059	$-	$1,271,969	$(1,339)	$(1,268,511)	$2,119	$2,279	$4,398
Adjustments
Balances as of December 31, 2018		$-	$	$	$	$-	$-	$-
Net loss		-	-	-	(891)	(891)	147	(744)
Other comprehensive income		-	-		-	-	-	-
Stock-based compensation		-		-	-	-	-	-
Issuance of common stock under employee stock purchase plan		-		-	-	-	-	-
Balances as of March 31, 2019	-	$-	$-	$-	$(891)	$(891)	$147	$(744)
As Restated
Balances as of December 31, 2018	5,057	$-	$1,271,949	$(1,435)	$(1,269,113)	$1,401	$-	$1,401
Contribution from noncontrolling interest	-	-	-	-	-	-	3,000	3,000
Net loss	-	-	-	-	(289)	(289)	(574)	(863)
Other comprehensive income	-	-	-	96	-	96	-	96
Stock-based compensation	-	-	18	-	-	18	-	18
Issuance of common stock under employee stock purchase plan	2	-	2	-	-	2	-	2
Balances as of March 31, 2019	5,059	$-	$1,271,969	$(1,339)	$(1,269,402)	$1,228	$2,426	$3,654

The following tables present the Company's condensed consolidated cash flow statement as previously reported, restatement adjustments and the cash flow statement as restated for the three months ended March 31, 2019 (in thousands):

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2019 (Unaudited)
	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(119)	$(744)	$(863)
Depreciation and amortization	1	-	1
Gain on transfer of intellectual property	(745)	745	-
Stock-based compensation	18	-	18
Provision of receivable reserves	(73)	-	(73)
Accumulated effect on accounting changes	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	24	-	24
Prepaids and other	(7)	-	(7)
Operating lease right-of-use assets	(100)	-	(100)
Other non-current assets	2	-	2
Accounts payable and accrued expenses	243	-	243
Operating lease liabilities - current	80	-	80
Unearned revenue and deferred maintenance	618	-	618
Other non-current liabilities	59	(1)	58
Net cash provided by operating activities	1	-	1
Cash flows from investing activities:
Purchase of property and equipment	-	-	-
Net cash used for investing activities	-	-	-
Cash flows from financing activities:
Proceeds from issuance of common stock, net	3,000	-	3,000
Proceeds from exercise of common stock options, net	-	-	-
Net cash provided by financing activities	3,000	-	3,000
Effect of exchange rates on cash and cash equivalents	96		96
Net increase (decrease) in cash and cash equivalents	3,097	-	3,097
Cash and cash equivalents at beginning of period	2,574	-	2,574
Cash and cash equivalents at end of period	$5,671	$-	$5,671

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated August 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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BroadVision, Inc.

August 15, 2019	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: President, Chief Executive Officer and Interim Chief Financial Officer